UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  02/24/2010

Strategic Storage Trust, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  333-146959

MD	32-0211624
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

111 Corporate Drive, Suite 120, Ladera Ranch, California 92694
(Address of principal executive offices, including zip code)

(877) 327-3485
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

       The information set forth under Item 2.01 of this current report on Form 8-K is hereby incorporated by reference into this Item 1.01.

        On February 24, 2010, Strategic Capital Holdings, LLC, the sponsor (the "Sponsor") of Strategic Storage Trust, Inc. (the "Registrant") executed a Partial Assignment of Purchase and Sale Agreement to SSTI 550 Main Street, LLC, a wholly-owned subsidiary of Strategic Storage Operating Partnership, L.P., the Registrant's operating partnership (the "Operating Partnership"), thereby assigning all of its interest as the purchaser in the Purchase and Sale Agreement by and between Chicago Five Portfolio LLC (the "Seller") and the Sponsor dated January 20, 2010 (the "Fort Lee Purchase Assignment").

        On February 24, 2010, the Registrant's Sponsor also executed a Partial Assignment of Purchase and Sale Agreement to SSTI 16400 State RD 84, LLC, a wholly-owned subsidiary of the Operating Partnership, thereby assigning all of its interest as the purchaser in the Purchase and Sale Agreement by and between the Seller and the Sponsor dated January 20, 2010 (the "Weston Purchase Assignment").

Item 2.01.    Completion of Acquisition or Disposition of Assets

       The information set forth under Item 1.01 of this current report on Form 8-K is hereby incorporated by reference into this Item 1.01.

        On February 24, 2010, the Registrant closed on the purchase of two self storage facilities located in Fort Lee, New Jersey and Weston, Florida, respectively (together, the "Babcock Portfolio"), pursuant to the Fort Lee Purchase Assignment and the Weston Purchase Assignment. The Babcock Portfolio was purchased for an all-cash purchase price of $23.05 million plus closing costs and acquisition fees. The Registrant paid its advisor $576,250 in acquisition fees in connection with this acquisition.

        The Fort Lee, New Jersey property is an approximately 965-unit self storage facility that sits on approximately 1.2 acres and contains approximately 98,000 rentable square feet of self storage space, located at 550 Main Street, Fort Lee, New Jersey, approximately 7 miles north of Manhattan. It was constructed in 2000.

        The Weston, Florida property is an approximately 650-unit self storage facility that sits on approximately 2.0 acres and contains approximately 52,000 rentable square feet of self storage space, located at 16400 State Road 84, Weston, Florida approximately 14 miles west of Ft. Lauderdale and 26 miles north of Miami. It was constructed in 2005.

Item 7.01.    Regulation FD Disclosure

       On February 25, 2010, the Registrant issued a press release regarding the closing of the acquisition of the Babcock Portfolio. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K. Pursuant to the rules and regulations of the Securities and Exchange Commission, such exhibit and the information set forth therein is deemed to have been furnished and shall not be deemed to be "filed" under the Securities Exchange Act of 1934.

Item 9.01.    Financial Statements and Exhibits

(a) Financial Statements of Real Estate Acquired.

Since it is impracticable to provide the required financial statements for the acquired real property described in Item 2.01 at the time of this filing and no financials (audited or unaudited) are available at this time, the Registrant hereby confirms that it intends to file the required financial statements on or before May 12, 2010 by amendment to this Form 8-K.

(b) Pro Forma Financial Information.

See paragraph (a) above.

(d) Exhibits.

10.1        Purchase and Sale Agreement by and between Chicago Five Portfolio LLC and Strategic Capital Holdings dated January 20, 2010.

99.1         Press Release Announcing the Acquisition of the Babcock Portfolio.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Strategic Storage Trust, Inc.

Date: February 25, 2010	By:	/s/ Michael S. McClure
Michael S. McClure
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
EX-99.1	Press Release
EX-10.1	Purchase and Sale Agreement